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                                                                      Exhibit 10

[LOGO OF MULTIBRAS SA]  [LOGO OF WHIRLPOOL CORPORATION]  [LOGO OF BRASMOTOR]

 Substitute of The Labour Contract and other Conditions For the Performance Of The Job C.E.O. in Multibras S.A. Eletrodomesticos of Mr. Paulo F.M.O. Periquito

In reason of Mr. Paulo Periquito having been elected as Executive Vice-President as well as, with the need to make adequate the remuneration to levels in use at Whirlpool Corporation - USA, Multibras S.A. Eletrodomesticos and Mr. Paulo Periquito have decided and agreed to, constitute this contractual agreement as substitute to the prior contract and other conditions of the performance of the job of C.E.O., signed in March 15, 1996.

The conditions herein established in this instrument, substitute, for all legal rights and effects, and in totality, the conditions that were agreed to on the labour contract signed in March 15 of 1996.

The conditions now established are the following:

a) JOB

Contracted as General Manager, being immediately thereafter elected as C.E.O., in conformity to the Law of Business Corporations (S.A.) no. 6404

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[LOGO OF MULTIBRAS SA]  [LOGO OF WHIRLPOOL CORPORATION]  [LOGO OF BRASMOTOR]


b) BASIC SALARY

Basic annual salary, as of January 1st., 1998, the equivalent to US 500,000.00 (five hundred thousands dollars), paid in 12 monthly payments during the year. All salary gains or improvements will be based on the policies in practice at Whirlpool, in the same conditions in force for all other members of the Whirlpool Corporation Executive Committee.

c) COLA - COST OF LIVING ALLOWANCE

So as to make adequate the basic salary to the Brazilian reality, as well as not to bring any loss to the total remuneration, a COLA will be paid monthly, based on surveyed values established by ORC - Organization Resource Counselors, an internationally recognized Consultant specialized in proving administrative data of expatriate remuneration.


The value of the COLA will be reviewed annually, in January of each year, being that, for the year of 1998 the amount established is of US 100,000.00 (one hundred thousands dollars) paid in 12 payments during the year.

For 1999 and 2000 it is established and guarantied a minimum value of the COLA of US 75,000.00 (seventy five thousands dollars).

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d) PERFORMANCE EXCELLENCE PLAN (PEP)

The participation in the Performance Excellence Plan (PEP), in accordance to the policies in force, and that the target bonus defined is 80% (eighty percent) of the maximum value of the remuneration level defined for the 28 group, at this moment, following the others rules of the Whirlpool's system.

e) EXECUTIVE STOCK APPRECIATION PLAN (ESAP)

The participation in the Executive Stock Appreciation Plan (ESAP), in accordance to the policies in force, and that the target bonus defined is 80% (eighty percent) of the maximum value of the remuneration level defined for the 28 group, at this moment, following the others rules of the Whirlpool's system.

f) STOCK OPTION PLAN

The participation in Whirlpool's Stock Option Plan, in accordance to the policies in force, and that presents the following basic characteristics:

Eligibility: from the date of contractual agreement

Concession Period: annual (June of each year)

No. of shares foreseen for annual concession: from 16,500 to 24,500

Period and form to exercise the shares: 50% after 1 year
                                        50% after 2 years
Period of stock contract: 10 years

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g) SPECIAL STOCK CONCESSION (WHIRLPOOL CAREER STOCK PROGRAM)

Special concession, on one only time, of 40,000 (forty thousands) shares in a program of vesting in the following manner:

  - 25% (twenty five percent) after three (3) years
  - 50% (fifty percent) after seven (7) years
  -100% (one hundred percent) at the date of retirement

h) SPECIAL BONUS

Payment in March 31st. of 1998, of a value equivalent of US 200,000.00 in lieu of the following two payments established as per contract

US 100,000.00 related to the payment due at March 31st., 1998

US 100,000.00 related to the anticipation of the payment that is due in
                               March 31st., 1999

i) SPECIAL LOAN FOR ACQUISITION OF SHARES
Multibras S.A. Eletrodomesticos will continue as a guarantor in the personal loan agreement established between Mr. Paulo Periquito and Banco Bradesco S.A. until June 28, 1998 when the executive will liquidate the loan.

j) CONTRACTUAL INDEMNITY
The guarantee of a special indemnity, of the value of 13.82 basic monthly salaries in case of rescission of contract without just cause by the Company's part.


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k) PENSION FUND

An alteration of the Pension Fund Plan of the "non-founders" category to a "FOUNDERS" category that presents the following basic characteristics.

Retirement Benefit: 85% of the basic monthly salary (benefit + INSS)

Invalid retirement: 70% of the value of the retirement benefit

Widow's pension: 50% of the value of the retirement benefit

Pension for underage children: 30% of the value of the retirement benefit to the child (or children) that are underage
Age for retirement: 60 years
Minimum time of participation in the Plan: 10 years
Participation in the cost: 15% of the monthly cost, limited to 8.0% of the basic salary

l) SPECIAL LIFE INSURANCE
Payment made by the Company, of the total premium of the special life insurance plan, with the following basic coverage:

natural death: 41.5 (forty one and half) basic monthly salaries, unlimited accidental death: 83.0 (eighty three) basic monthly salaries, unlimited

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m)  DESIGNATED AUTOMOBILE

The designated automobile at the choice of the executive, with a maximum value limited to R$ 65,000.00 with all expenses paid by the Company and with two (2) years period of use and then change for a newer model, in accordance to the policies in force.

n)  HOSPITAL AND MEDICAL ASSISTANCE

Hospital and Medical Assistance Plan with free choice of services and reimbursement of 100% of all expenses incurred (including lawful dependants foreseen by social security)

o)  DENTAL ASSISTANCE

Free choice of dental assistance, with reimbursement of 100% of expenses incurred (including lawful dependants foreseen by social security)

p)  PHARMACEUTICAL ASSISTANCE

Reimbursement of 100% of expenses incurred with the acquisition of pharmaceuticals (including those made for the lawful dependants foreseen by social security)

q)  ANNUAL INTERNATIONAL TRIP

Payment by the Company, of first class air tickets, once a year, for the executive and spouse, for an international trip, without a pre-determined location.

r)  PRODUCTS IN DEMONSTRATION

The right to use at home, of a product (home appliance) of each line of products made by the group, with a trade in period of at least one year.

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s)  SOCIAL AND BUSINESS CLUB

Payment by the Company of a title deed of a club, in the Company's name and of all expenses and taxes for the executive's membership fees in 02 clubs, being one a social and the other for business purposes

t)  ANNUAL MEDICAL CHECK-UP

u)  DRIVER

v)  DURATION: from January 1st of 1998 on

                          Sao Paulo, April 2, 1998


/s/ William D. Marohn                           /s/ H. Miguel Etchenique
  William D. Marohn                               H. Miguel Etchenique
    Vice-Chairman                       Presidente do Conselho de Administracao
Whirlpool Corporation                               Brasmotor S.A.



/s/ Paulo F.M.O. Periquito                 /s/ Paulo Roberto Pereira da Costa
    Paulo F.M.O. Periquito                  Paulo Roberto Pereira da Costa
    Diretor Superintendente                             Diretor
Multibras S.A. Eletrodomesticos                      Brasmotor S.A.